UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 25, 2009

Volterra Semiconductor Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50857	94-3251865
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

47467 Fremont Blvd., Fremont, California		94538
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510 743 1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2009, the Compensation Committee of the Board of Directors of Volterra Semiconductor Corporation (the "Company") approved increases to base salaries of certain executive officers as described below. These increases were based on peer data collected by the Company’s independent compensation consultant early in January 2009, but no actions or approvals were sought at that time in light of a Company-wide salary freeze placed into effect as a result of business uncertainties affecting the worldwide economy.
With improvements in business conditions, the Company recently lifted its salary freeze and the Committee approved salary increases for Mr. Mike Burns and Dr. David Lidsky, based on their responsibilities and performance and in line with our peer group data. Based on this data, no changes were proposed for the base salaries of Mr. Jeff Staszak, Mr. Bill Numann or Dr. Craig Teuscher. The salary changes will take effect on July 1, 2009.

2009 Executive Compensation

The following table sets forth the 2009 increases to base salaries:

Name and Title____________________Prior Base Salary_____Approved Increase_____ New Base Salary
Mike Burns, VP and CFO.............................$ 230,000……………$20,000……………..…$250,000
David Lidsky, VP Design Engineering.........$ 225,000…………....$15,000………………..$240,000

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volterra Semiconductor Corporation

July 1, 2009	By:	/s/ David Oh

Name: David Oh
Title: General Counsel